COPY

SF Partnership, LLP

Chartered Accountants

July 17, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20549

Commissioners:

We have read the statements made by Modena 1, Inc. (the "Company"), (copy attached), which has been filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated July 5, 2007. We are in agreement with the statements contained therein, insofar as they relate to our firm.

Yours very truly,

SF Partnership, LLP

Eugene Aceti
Direct Line: (416)646-8064
Email address: eaceti@sfgroup.ca

EA
Enclosure

cc: Sang Ho Kim, President and CEO, Modena 1, Inc.